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                                                                     EXHIBIT 3.2



             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                           HAVENWOOD VENTURES, INC.

                                  ARTICLE ONE

     HAVENWOOD VENTURES, INC.  (the "Corporation"), incorporated on
April 28, 1988, pursuant to the provisions of (S)245 and (S)242 of the General Corporation Law of the State of Delaware, as amended ("GCLD"), hereby adopts this Amended and Restated Certificate of Incorporation which (i) accurately copies the Certificate of Incorporation and all amendments thereto that are in effect to date, (ii) further amends the Certificate of Incorporation, and (iii) except for such further amendments to the Certificate of Incorporation, contains no other change in any provision thereof.

                                  ARTICLE TWO

     Each amendment to the Certificate of Incorporation made by this Amended and Restated Certificate of Incorporation has been effected in conformity with the provisions of the GCLD. This Amended and Restated Certificate of Incorporation and each such amendment made hereby were duly approved by the Corporation's Board of Directors and adopted by the written consent of the Corporation's stockholders on July 24, 1997.

                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption and the number of shares entitled to vote thereon was TWO HUNDRED FIFTY-EIGHT MILLION, THREE HUNDRED SIXTY-FIVE THOUSAND (258,365,000) shares of common stock, par value $.00001 per share (the "Common Stock"). The holders of ONE HUNDRED SIXTY-EIGHT MILLION, ONE HUNDRED AND ONE THOUSAND, FOUR HUNDRED SIXTY-FIVE (168,101,465 shares) of Common Stock consented in writing to the adoption and approval of this Amended and Restated Certificate of Incorporation.

                                 ARTICLE FOUR

     The Certificate of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Certificate of Incorporation which accurately copies the entire text thereof, as amended as above set forth:

                                   ARTICLE I
                                     NAME

     The name of the Corporation shall be IWC Holdings, Inc.

                                  ARTICLE II
                                   PURPOSES

     The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under, and exercise the powers granted by, the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the "GCLD"), within or without the State of Delaware, and to do such things as may be incident to, and necessary or appropriate to effect, any and all of the purposes for which the Corporation is organized.
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                                  ARTICLE III
                                   DURATION

     The duration of this Corporation shall be in perpetuity, or such maximum period as may be authorized by the GCLD.

                                  ARTICLE IV
                              AUTHORIZED CAPITAL

     The Corporation is hereby authorized to issue a total of Fifty-five Million (55,000,000) shares of capital stock which shall be subdivided into classes as follows:

(a) Fifty Million (50,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $.00001 per share, and have the rights, powers and preferences set forth in this paragraph. The Holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock. The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation.
     The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders. There are no redemption or sinking fund provisions that are applicable to the Common Stock of the Corporation. Subject only to the requirements of the General Corporation Law of Delaware and the foregoing limits, the Board of Directors is expressly authorized to issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors shall deem appropriate under the circumstances. Notwithstanding the foregoing, and with the sole exception of shares issued pursuant to those of the Corporation's stock option and other employee benefit plans which have been approved by the stockholders entitled or required by law to vote thereon, no shares of Common Stock shall be issued or sold to any officer or director of the Corporation, or any stockholder who directly or indirectly owns more than 10% of the issued and outstanding voting stock of the Corporation, or any affiliate of such a person, without the affirmative vote of a majority in interest of the disinterested stockholders of the Corporation. Effective upon the filing of this Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, and without any further action by the holders of the $.00001 par value Common Stock of the Corporation, the TWO HUNDRED FIFTY-EIGHT MILLION, THREE HUNDRED SIXTY-FIVE THOUSAND (258,365,000) issued and outstanding shares of the Corporation's Common Stock shall consolidated or "reverse split" in the ratio of 1 new share for every 135 shares currently held by a stockholder so that the total issued and outstanding capital stock of the Corporation from and after the date of this Amended and Restated Certificate of Incorporation shall consist of ONE MILLION, NINE HUNDRED THIRTEEN THOUSAND, EIGHT HUNDRED FIFTEEN (1,913,815) shares, more or less. Notwithstanding the generality of the foregoing, no fractional shares shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up to the nearest whole number. In addition, no single stockholder's ownership shall be reduced to fewer than 100 shares of the $.00001 par value Common Stock of the Corporation.

(b) Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $.00001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock, including, but without limiting the generality of the foregoing, the following:

     (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, each series of Preferred Stock, which number (except as otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors without prior approval of the holders of such series;

     (ii) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

     (iii) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preferred Stock may be converted or exchanged:

     (iv) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

     (v) The rights, if any, of the holder of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

     (vi) The terms of sinking fund or redemption or repurchase account, if any, to be provided for shares of such series of Preferred Stock;

     (vii) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more Directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized Directorships of the Corporation, or a specified number or portion of Directorships in addition to the then-existing number of authorized Directorships of the Corporation), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

     (viii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     Notwithstanding the foregoing, and with the sole exception of shares issued pursuant to those of the Corporation's stock option and other employee benefit plans which have been approved by the stockholders entitled or required by law to vote thereon, no shares of Preferred Stock shall be issued or sold to any officer or director of the Corporation, or any stockholder who directly or indirectly owns more than 10% of the issued and outstanding voting stock of the Corporation, or any affiliate of such a person, without the affirmative vote of a majority in interest of the disinterested stockholders of the Corporation. Upon the creation of any new class or series of Preferred Stock of the Corporation, the Board of Directors shall prepare and file with the records of the Corporation a Certificate setting forth the rights and preferences of such class or series of Preferred Stock, which shall be deemed an amendment to this Amended and Restated Certificate of Incorporation and shall not require the consent of any stockholder.

(c) In addition to the Common Stock and Preferred Stock described above, the Board of Directors is authorized to cause the issuance of any other type of security (including without limitation, options, rights, warrants or appreciation rights relating to any equity or debt security of the Corporation and which may have rights or preferences junior or senior to any equity or debt security of the Corporation) from time to time on terms and conditions established in the sole and complete discretion of the Board of Directors. If and to the extent required by the General Corporation Law of Delaware, upon the creation of any new class or series of additional securities of the Corporation, the Board of Directors shall prepare and file with the records of Corporation a Certificate setting forth the rights and preferences of such class or series of additional securities of the Corporation, which Certificate shall be deemed an amendment to this Amended and Restated Certificate of Incorporation and shall not require the consent of any stockholder.

(d) Except to the extent that such rights are specifically enumerated in a Certificate setting forth the rights and preferences of a specific class or series of Preferred Stock or other securities of the Corporation, no stockholder shall have any preemptive, preferential or other right, including without limitation with respect to (i) the issuance or sale of additional Common Stock of the Corporation, (ii) the issuance or sale of additional Preferred Stock of the Corporation, (iii) the issuance of any obligation, evidence of indebtedness of the Corporation which is or may be convertible into or exchangeable for, or accompanied by any rights to receive, purchase or subscribe to, any shares of Common Stock, Preferred Stock or other securities of the Corporation, (iv) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any Common Stock, Preferred Stock or other securities of the Corporation, or (v) the issuance or sale of any other equity or debt securities that may be issued or sold by the Corporation from time to time.

                                   ARTICLE V
                       RIGHTS AND POWERS OF STOCKHOLDERS

(a) The amount of paid-in capital with which this Corporation began business is One Thousand and no/100 Dollars ($1,000) which has been previously paid.

(b) Except as otherwise fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Board of Directors or by the Board of Directors at the written request of the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting. Each such written request of the stockholders shall specify the purpose or purposes of the proposed special meeting.

(c) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Article V. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
     (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided; however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the lot day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be properly brought before a special meeting of stockholders, business must have been specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this
     Article V. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article V, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(d) Only persons who are nominated in accordance with the procedures set forth in this Article V shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article V. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director,
     (i) the name, age, business address and residence address of such person,
     (ii) the principal occupation or employment of such person, (iii) the number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
     (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
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     Article V.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE VI
                                   DIRECTORS

(a) The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation, relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than nine (9), with the then-authorized number of directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors.

(b) Except for such directors, if any, as are elected by the holders of any series of Preferred Stock separately as a class as provided for or fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation, any director of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of not less than sixty-six percent (66%) of the votes which could be cast by holders of all outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

(c) The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal the By-Laws; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty-six percent (66%) of the votes which could be cast by holders of all outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

(d) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for an act or omission (or an alleged act or omission) in a director's capacity as a director, except that this
     Article VI(d) does not eliminate or limit the liability of a director to the extent the director is found liable for:

     (i) a breach of a director's duty of loyalty to the Corporation or its stockholders;

     (ii) an act or omission not in good faith which constitutes a breach of duty of the director to the Corporation, or an act or omission which involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

     If the GCLD or any other applicable law is amended or adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law(s), as so amended or adopted. No amendment to or repeal of this Article VI(d) shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

(e) The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of that class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors or any newly created directorship resulting from an increase in the number of directors may be filled in any manner permitted by the GCLD.

(f)  Notwithstanding the foregoing, whenever, pursuant to the provisions of
     Article IV(b) of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended Restated Certificate of Incorporation and the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI(f) unless expressly provided by such terms.

(g) Directors must be at least 21 years of age and need not be stockholders. There shall be no qualifications for directors of the Corporation other than as set forth in this Amended and Restated Certificate of Incorporation.

                                  ARTICLE VII
                  REGISTERED AGENT AND OFFICE, AND DIRECTORS

(a) The registered office of the Corporation in the State of Delaware shall be located in the City of Dover, County of Kent and the name and post office address of the registered agent for service of process for the Corporation is:

          Capitol Services, Inc.
          9 East Loockerman Street
          Dover, Delaware  19901
          In the County of Kent

(b) The number of directors constituting the current board of directors of the Corporation is three. The name and address of each of the Corporation's directors is:

          Mark Leibovit
          Alice Leibovit
          Reed Slatkin

          P.O.  Box 1451
          Sedona, Arizona 86339

                                 ARTICLE VIII
                  AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the GCLD, and all rights conferred upon stockholders by the terms of this Amended and Restated Certificate of Incorporation are granted subject to this reservation of powers.

     Except as otherwise provided for or fixed pursuant to the provisions of
Article IV(b) of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of one or more series of Preferred Stock, to the extent that the GCLD expressly provides for separate voting by the holders of shares of any class or series on any proposed amendment to the Corporation's Certificate of Incorporation, the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least (i) a majority of the shares within each class or series of shares entitled to vote thereon as a class and (ii) a majority of the total outstanding shares entitled to vote thereon. Any other amendment to the Corporation's Certificate of Incorporation shall be adopted upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon, except as otherwise provided for or fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of one or more series of Preferred Stock.

                                  ARTICLE IX
                                INDEMNIFICATION

     The Corporation may indemnify and advance expenses to each person who was or is an officer, director, employee or agent of the Corporation to the fullest extent permitted by the GCLD and the By-Laws of the Corporation.

Dated July 24, 1997.                        IWC HOLDINGS, INC.


                                                 /s/ MARK LEIBOVIT
                                            By: ________________________________
                                                Mark Leibovit, Chairman


                                                 /s/ ALICE LEIBOVIT
                                            By: ________________________________
                                                Alice Leibovit, Director